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WEINICK
    SANDERS                                                        1375 BROADWAY
       LEVENTHAL & CO., LLP                            NEW YORK, N.Y. 10018-7010
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          CERTIFIED PUBLIC ACCOUNTANTS                              212-869-3333
                                                               FAX: 212-764-3060
                                                                   WWW.WSLCO.COM



                 CONSENT OF WEINICK SANDERS LEVENTHAL & CO., LLP
                   (INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS)


We consent to the use in the Registration Statement of Marc Pharmaceuticals, Inc. as at December 31, 2003 on Form SB-2, under the Securities Act of 1933 of our report dated February 3, 2003 (except for portions of Notes 1(a) and 4(a) as to which the date is February 9, 2004) and to the reference to our firm under the heading "Experts" in the Prospectus


                               /S/ WEINICK SANDERS LEVENTHAL & CO., LLP
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New York, New York
March 18, 2004